UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain
          Officers.

On July 10, 2008, the Compensation and Benefits Committee of the Board of Directors of The Brink’s Company (the “Company”) approved stock option grants to numerous employees of the Company and its subsidiaries, including grants to certain named executive officers (as defined in Regulation S-K, Item 402(a)(3)), pursuant to the shareholder approved 2005 Equity Incentive Plan.  Named executive officers received options to acquire shares of Company common stock as follows: Michael T. Dan, 125,000; Frank T. Lennon, 25,000; and Austin F. Reed, 20,000.  The stock options were valued at the date of the grant and vest in roughly equal increments over a three year period, beginning on the first anniversary of the grant date.

On July 11, 2008, the Company’s Board of Directors accepted the resignation of Timothy Smart from his position as a director of the Company.  Mr. Smart has recently accepted a new executive position in the United Kingdom.  The Company’s Board of Directors appreciates Mr. Smart’s contributions during his tenure on the Board, particularly to the strategic decision making process, and wishes him well.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: July 15, 2008	By: /s/ Austin F. Reed
Austin F. Reed
Vice President and Secretary

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